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Exhibit 23.2


         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 8, 2004 relating to the financial statements and financial statement schedule of Cabot Microelectronics Corporation, which appears in Cabot Microelectronics Corporation's Annual Report on Form 10-K for the year ended September 30, 2004.

                                                /s/ PricewaterhouseCoopers LLP

Chicago, IL
March 30, 2005